As filed with the Securities and Exchange Commission on March 5, 2015

Registration No. 333-92208

Registration No. 333-113523

Registration No. 333-135704

Registration No. 333-146586

Registration No. 333-183198

Registration No. 333-194075

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-92208

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-113523

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-135704

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-146586

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-183198

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-194075

UNDER

THE SECURITIES ACT OF 1933

ATLAS PIPELINE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	23-3011077
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Louisiana, Suite 4300

Houston, Texas 77002

(713) 584-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Name, address, including zip code, and telephone number, including area code, of agent for service:	Copy of communications to:

Joe Bob Perkins Chief Executive Officer Atlas Pipeline Partners GP, LLC 1000 Louisiana, Suite 4300 Houston, Texas 77002 (713) 584-1000	Christopher Collins Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”), originally filed by Atlas Pipeline Partners, L.P., a Delaware limited partnership (“Atlas Pipeline”), with the Securities and Exchange Commission:

•	Registration No. 333-92208, filed on Form S-3 on July 10, 2002, as amended on August 26, 2002, pertaining to the registration of 108,159 common units representing limited partner interests in Atlas Pipeline (“Common Units”);

•	Registration No. 333-113523, filed on Form S-3 on March 11, 2004, as amended on April 2, 2004, pertaining to $250,000,000 in aggregate amount of Common Units, subordinated units, debt securities, guarantees of debt securities and warrants in Atlas Pipeline;

•	Registration No. 333-135704, filed on Form S-3 on July 11, 2006, as amended on August 24, 2006, pertaining to the registration of 2,100,000 Common Units upon conversion of Atlas Pipeline’s 6.5% Cumulative Convertible Preferred Units;

•	Registration No. 333-146586, filed on Form S-3 on October 10, 2007, as amended on November 14, 2007, pertaining to the registration of 27,269,201 Common Units;

•	Registration No. 333-183198, filed on Form S-3 on August 9, 2012, as amended August 30, 2012, pertaining $150,000,000 in aggregate amount of Common Units; and

•	Registration No. 333-194075, filed on Form S-3 on February 21, 2014, as amended on May 6, 2014, pertaining to $250,000,000 in aggregate amount of Common Units.

On February 27, 2015, Atlas Pipeline was acquired by Targa Resources Partners LP (“TRP”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), by and among Targa Resources Corp., TRP, Targa Resources GP LLC, Trident MLP Merger Sub LLC, a subsidiary of TRP (“Merger Sub”), Atlas Energy, L.P., Atlas Pipeline and Atlas Pipeline Partners GP, LLC. Pursuant to the Merger Agreement, Merger Sub merged with and into Atlas Pipeline, with Atlas Pipeline continuing as the surviving entity and a subsidiary of TRP.

As a result of the completion of the transactions contemplated by the Merger Agreement, Atlas Pipeline has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by Atlas Pipeline in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, Atlas Pipeline hereby removes from registration all of such securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on this 5th day of March, 2015.

ATLAS PIPELINE PARTNERS, L.P.

By:	ATLAS PIPELINE PARTNERS GP, LLC,
its General Partner

	By:	/s/ Robert W. Karlovich, III
Robert W. Karlovich, III
Chief Financial Officer and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, these Registration Statements have been signed below by the following persons on behalf of the registrant and in the capacities indicated on March 5, 2015.

SIGNATURE	TITLE	DATE

/s/ Joe Bob Perkins	Chief Executive Officer and Director of the General Partner	March 5, 2015
Joe Bob Perkins	(Principal Executive Officer)

/s/ Robert W. Karlovich III	Chief Financial Officer and Chief Accounting Officer	March 5, 2015
Robert W. Karlovich III	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffrey J. McParland	Director of the General Partner	March 5, 2015
Jeffrey J. McParland